Exhibit 16.1

Deloitte

Deloitte & Touche LLP Suite 300 Independence Corporate Park 1 Independence Pointe Greenville, SC 29615 USA Tel: +1 864 283 2480 Fax: +1 864 283 2495 www.deloitte.com

January 26, 2010

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Form 8-K of AGY Holding Corp. and Subsidiaries dated January 26, 2010.

Except as noted in the next sentence, we agree with the statements made in Item 4.01 of the Form 8-K. We have no basis to agree or disagree with the statements made in i) the last sentence of the first paragraph, ii) the last sentence of the fourth paragraph, or iii) the statements made in the fifth paragraph.

Very truly yours,

/s/ Deloitte & Touche LLP

cc:	Mr. Douglas Mattscheck, Chief Executive Officer
Ms. Catherine Cuisson, Vice President of Finance and Controller
Mr. Seth Hollander, Chairman of the Audit Committee

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